EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 2, 2022 with respect to the consolidated financial statements of Trinity Biotech plc included in the Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON

Dublin, Ireland
March 23, 2023